UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): September 20, 2010 (September 20, 2010)

DYNASTY ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53141	26-0855681
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Room 22B, Block C, Shimao Plaza
No. 9 Fuhong Road, Shenzhen, Futian District
People’s Republic of China 518033
(Address of principal executive offices)

(86) 755 83 67 9378
(Registrant's telephone number, including area code)

360 Main Street Washington, VA 22747
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 20, 2010, Dynasty Energy Resources, Inc. (the "Company") entered into and closed a securities purchase agreement (the "Purchase Agreement") between the Company, Belmont Partners, LLC ("Belmont") and the accredited investor signatory thereto (the "Investor"), pursuant to which, the Company sold an aggregate of 135,301,552 shares of the Company’s common stock par value, $.00001 (the "Common Stock") to the Investor for an aggregate purchase price of $290,000. Simultaneously with the closing of the share purchase agreement, the Company repurchased 135,301,552 shares of common stock held by Belmont, for an aggregate purchase price of $290,000, net any outstanding liabilities of the Company as of the closing date, as contemplated by a repurchase agreement, dated September 20, 2010, by and between the Company and Belmont (the "Repurchase Agreement").

The foregoing description of the terms of the Purchase Agreement and the Repurchase Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 and Exhibit 10.2 to this report, which are incorporated by reference herein.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 1.01 of this report, which disclosure is incorporated herein by reference. As a result of the closing of the Purchase Agreement and the Repurchase Agreement, the Investor under the Purchase Agreement holds 80% of the Company’s outstanding capital stock resulting in a change in control of the Company.

The Company intends to file the requisite Information Statement on Schedule 14f-1 with the Securities and Exchange Commission on our about the date hereof.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In connection with the closing of the share purchase agreement, Mr. Joseph Meuse resigned from his position as President, effective immediately, and from his position as the Company’s sole director, effective upon the tenth day following the Company’s mailing of an Information Statement on Schedule 14f-1 to its shareholders, which is expected to occur on or about September 30, 2010. On the same day, Mr. Shaoping Lu was appointed as the Company’s President, Chief Executive Officer, Treasurer and Secretary effective immediately, and as its sole director, effective upon the effective date of Mr. Meuse’s resignation as sole director.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On September 20, 2010, the stockholders of the Company holding 135,301,552, or 80%, of the Company’s issued and outstanding Common Stock adopted written resolutions in lieu of a meeting approving a one-for-twenty reverse split and approving an amendment of the Company’s Certificate of Incorporation to change its name to "Fifth Season International, Inc." These changes are being effectuated in connection with the change of control transaction described in Item 1.01 above.

On such date, there were 169,126,938 shares of Common Stock and no preferred stock issued and outstanding, and holders of the Company’s Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders.

The Company intends to file the requisite Preliminary Information Statement on Schedule 14C, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, with the Securities and Exchange Commission on or about the date hereof.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated September 20, 2010, by and among the Company, Belmont Partners, LLC and the accredited investor signatory thereto.
10.2	Repurchase Agreement, dated September 20, 2010, by and between the Company and Belmont Partners, LLC.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNASTY ENERGY RESOURCES, INC.

By: /s/ Shaoping Lu
Shaoping Lu
Chief Executive Officer
Dated: September 20, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated September 20, 2010, by and among the Company, Belmont Partners, LLC and the accredited investor signatory thereto.
10.2	Repurchase Agreement, dated September 20, 2010, by and between the Company and Belmont Partners, LLC.